Filed Pursuant to Rule 424(b)(2)
Registration No. 333-205280

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Depositary Shares (each representing a 1/100th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, of Discover Financial Services)	$570,000,000	$70,965

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

P R O S P E C T U S    S U P P L E M E N T

(To prospectus dated June 26, 2015)

570,000 Depositary Shares Each Representing a

1/100th Interest in a Share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C

We, Discover Financial Services, are offering 570,000 of our depositary shares each representing a 1/100th ownership interest in a share of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (the “Preferred Stock”), with a liquidation preference of $1,000 per depositary share (equivalent to $100,000 per share of Preferred Stock). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise any such rights through the depositary.

We will pay dividends on the Preferred Stock, when, as, and if declared by our Board of Directors or a duly authorized committee of the Board of Directors. Dividends will accrue and be payable from, and including, the date of issuance to, but excluding, October 30, 2027 at a rate of 5.500% per annum, payable semi-annually in arrears, on April 30 and October 30 of each year, commencing on April 30, 2018 and ending on October 30, 2027. From and including October 30, 2027 and thereafter, dividends will accrue and be payable at a floating rate equal to three-month LIBOR plus a spread of 3.076% per annum, payable quarterly in arrears, on January 30, April 30, July 30 and October 30 of each year, commencing on January 30, 2028. Upon payment of any dividends on the Preferred Stock, holders of depositary shares will receive a related proportionate payment.

Dividends on the Preferred Stock will not be cumulative. If our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of our Board of Directors declares a dividend on the Preferred Stock for any future dividend period. Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

We may redeem the Preferred Stock at our option, subject to regulatory approval, (1) in whole or in part, from time to time, on any dividend payment date on or after October 30, 2027 (or, if not a business day, the next succeeding business day) or (2) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), in each case at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares.

We do not intend to list the depositary shares or the Preferred Stock on any securities exchange.

The Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock—Voting Rights” on page S-24 of this prospectus supplement.

	Per Depositary Share	Total
Public offering price (1)	$1,000.00	$570,000,000.00
Underwriting discount	$12.50	$7,125,000.00
Proceeds, before expenses, to us (2)	$987.50	$562,875,000.00

(1)	The public offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from, and including, the original issue date, which is expected to be October 31, 2017.

(2)	The underwriters have agreed to reimburse us for certain of our expenses of the offering in the amount of $1,425,000. See “Underwriting” on page S-42 for further information.

Investing in our depositary shares involves risks. Before buying any depositary shares representing an interest in our Preferred Stock, you should read this prospectus supplement, the accompanying prospectus and all information incorporated by reference herein and therein, including the discussion of material risks of investing in our depositary shares representing an interest in our Preferred Stock in the “Risk Factors” section beginning on page S-11 of this prospectus supplement. Neither the depositary shares nor the Preferred Stock are investment grade-rated and the depositary shares and Preferred Stock are subject to the risks associated with non-investment grade securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the depositary shares nor the Preferred Stock are a deposit, savings account or other obligation of a bank and neither are insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about October 31, 2017.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Citigroup	Deutsche Bank Securities	RBC Capital Markets

Co-Managers

Goldman Sachs & Co. LLC	Morgan Stanley	MUFG	Wells Fargo Securities

Mischler Financial Group, Inc.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

Prospectus Supplement dated October 26, 2017

Prospectus Supplement

About This Prospectus Supplement	S-1
Forward-Looking Statements	S-2
Summary of the Offering	S-4

Prospectus

S-i

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the depositary shares or the Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you in connection with this offering is accurate only as of their respective dates. You should assume that any information incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

About this Prospectus Supplement

We provide information to you about the depositary shares and the Preferred Stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the depositary shares and the Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the depositary shares and the Preferred Stock. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” and “Documents Incorporated by Reference” beginning on page S-48 and page S-49, respectively, of this prospectus supplement and page 28 and page 29, respectively, of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “issuer”, “we,” “us,” “our,” “Discover” or “the Company” means Discover Financial Services, a Delaware corporation.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain or will contain certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. You should not rely solely on the forward-looking statements, which are qualified in their entirety by reference to, and are accompanied by, the important factors described in our Annual Report on Form 10-K for the year ended December 31, 2016, including under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as updated by our other SEC filings filed after such Annual Report, including our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017. You should consider all uncertainties and risks contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following:

•	changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt, and investor sentiment (including potential impacts resulting from the new Presidential Administration);

•	the impact of current, pending and future legislation, regulation, supervisory guidance and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity;

•	the actions and initiatives of current and potential competitors;

•	our ability to manage our expenses;

•	our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants and merchants;

•	our ability to sustain and grow our card, private student loan and personal loan products;

•	our ability to increase or sustain Discover card usage or attract new customers;

•	difficulty obtaining regulatory approval for, financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies;

•	our ability to manage our credit risk, market risk, liquidity risk, operational risk, compliance and legal risk, and strategic risk;

•	the availability and cost of funding and capital;

•	access to deposit, securitization, equity, debt and credit markets;

•	the impact of rating agency actions;

•	the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices;

•	losses in our investment portfolio;

•	limits on our ability to pay dividends and repurchase our common stock;

•	limits on our ability to receive payments from our subsidiaries;

•	fraudulent activities or material security breaches of key systems;

•	our ability to remain organizationally effective;

•	the effect of political, economic and market conditions, geopolitical events and unforeseen or catastrophic events;

•	our ability to introduce new products or services;

•	our ability to manage our relationships with third-party vendors;

•	our ability to maintain current technology and integrate new and acquired systems;

•	our ability to collect amounts for disputed transactions from merchants and merchant acquirers;

•	our ability to attract and retain employees;

•	our ability to protect our reputation and our intellectual property; and

•	new lawsuits, investigations or similar matters or unanticipated developments related to current matters.

We routinely evaluate and may pursue acquisitions of or investments in businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities.

The foregoing review of important factors should not be construed as exclusive and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. Except for any ongoing obligations to disclose material information as required under U.S. federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of new information, future developments or otherwise.

Summary of the Offering

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the depositary shares, the Preferred Stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the depositary shares and the Preferred Stock as well as other considerations that are important to you in making a decision about whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section beginning on page S-11 of this prospectus supplement, and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 to determine whether an investment in the depositary shares is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of the depositary shares and the Preferred Stock, you should read the section entitled “Description of Preferred Stock” beginning on page S-18 of this prospectus supplement and the section entitled “Description of Depositary Shares” beginning on page S-27 of this prospectus supplement as well as the section entitled “Description of Capital Stock” beginning on page 17 of the accompanying prospectus and the section entitled “Description of Depositary Shares” beginning on page 22 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on information in this prospectus supplement.

Issuer	Discover Financial Services

Securities Offered	570,000 depositary shares each representing a 1/100th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, $0.01 par value (the “Preferred Stock”), with a liquidation preference of $1,000 per depositary share (equivalent to $100,000 per share of Preferred Stock) of Discover. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We reserve the right to re-open this series of Preferred Stock and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares of Preferred Stock, and the depositary shares representing such Preferred Stock, would form a single series with the shares of Preferred Stock and the depositary shares offered by this prospectus supplement.

Dividends

We will pay dividends on the Preferred Stock, when, as, and if declared by our Board of Directors or a duly authorized committee of the Board of Directors. Dividends will accrue and be payable from, and including, the date of issuance to, but excluding, October 30, 2027 at a rate of 5.500% per annum, payable semi-annually in arrears (the “Fixed Rate Period”). From and including October 30, 2027 and thereafter, dividends will accrue and be payable at a floating rate equal to three-month LIBOR plus a spread of 3.076% per annum, payable quarterly in arrears (the “Floating Rate Period”). See also the subsection “—Dividend Payment Dates” below. Upon payment of any dividends on the Preferred Stock, holders of depositary shares will receive a related proportionate payment.

LIBOR for each dividend period during the Floating Rate Period will be the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01,” or any successor page, at approximately 11:00 a.m., London time, on the relevant dividend determination date, except in the circumstances described under “Description of Preferred Stock—Dividends.”

Dividends on the Preferred Stock will not be cumulative. If our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of our Board of Directors declares a dividend on the Preferred Stock for any future dividend period.

The declaration and payment of future dividends on the Preferred Stock, as well as the amount thereof, are subject to the discretion of our Board of Directors. The amount and size of any future dividends will depend upon our results of operations, financial condition, capital levels, cash requirements, future prospects and other factors. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries, and thus our ability to declare and pay dividends on the Preferred Stock depends on the ability of our subsidiaries, including our principal banking subsidiary, Discover Bank, to pay dividends to us. The ability of our banking subsidiaries to pay dividends to us in the future is subject to bank regulatory requirements.

While the Preferred Stock is outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

•	a dividend payable solely in junior stock, or

•	any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•	no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•	purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; or

•	the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•	no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), during a dividend period, other than:

•	pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any;

•	as a result of a reclassification of parity stock for or into other parity stock;

•	the exchange or conversion of parity stock for or into other parity stock or junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock;

•	purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

•	the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; or

•	the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the Preferred Stock, if any, unless we have paid or set apart funds for the payment of dividends on the Preferred Stock. When dividends are not paid in full upon the shares of Preferred Stock and parity stock, if any, all dividends declared upon shares of Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Dividend Payment Dates	Dividends on the Preferred Stock will be payable when, as, and if declared by our Board of Directors or a duly authorized committee of our Board of Directors, semi-annually in arrears on April 30 and October 30 of each year, commencing on April 30, 2018 and ending on October 30, 2027, and, thereafter, quarterly in arrears on January 30, April 30, July 30 and October 30 of each year commencing on January 30, 2028 (each a “dividend payment date”). If any dividend payment date up to and including the scheduled October 30, 2027 dividend payment date is not a business day, then the payment will be made on the next business day without any adjustment to the amount of dividends paid. If any dividend payment date thereafter is not a business day, then the dividend payment date will be postponed to the next succeeding business day, unless that day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day, and, in either case, dividends will accrue to, but excluding, the actual payment day.

Redemption	The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after October 30, 2027 (or, if not a business day, the next succeeding business day) or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), in each case at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, on the shares of Preferred Stock called for redemption to, but excluding, the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made only to the extent of Discover’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and pro rata as to the Preferred Stock and any other shares of our stock ranking equally as to such distribution, if any.

Voting Rights	None, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Preferred Stock and in the case of certain dividend non-payments. See “Description of Preferred Stock—Voting Rights” beginning on page S-24. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under Description of Depositary Shares—Voting the Preferred Stock” beginning on page S-28.

Ranking

Shares of the Preferred Stock will rank senior to our common stock, equally with our previously issued Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), with a liquidation preference of $1,000 per share, and at least equally with each other series of our preferred stock, if any, we may issue if provided for in the certificate of designations relating to such preferred stock (except for any senior series that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. See “Description of Preferred Stock—Other Preferred Stock.” We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims. In addition, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

As of the date of this prospectus supplement, we have 575,000 shares of our Series B Preferred Stock issued and outstanding. Each share of our Series B Preferred Stock has a liquidation preference of $1,000 and is represented by 40 depositary shares.

No Maturity	The Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive prior approval of the Federal Reserve to do so.

Pre-emptive and Conversion Rights	None.

Listing	We do not intend to list the depositary shares or the Preferred Stock on any securities exchange.

Tax Consequences	For discussion of the tax consequences relating to the Preferred Stock and the depositary shares, see the section entitled “United States Federal Income Tax Consequences” beginning on page S-33 in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $562,500,000, after deducting underwriting discount and estimated net offering expenses payable by us. We expect to use the net proceeds from the sale of our depositary shares for general corporate purposes, which may include: advances to our subsidiaries to finance their activities, repayment of outstanding indebtedness and repurchases and redemptions of issued and outstanding securities of Discover Financial Services and its subsidiaries, including the potential redemption of our Series B Preferred Stock, which is eligible for redemption beginning on December 1, 2017 and accrues dividends at a rate of 6.50% per annum. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending such use, we intend to invest the net proceeds in interest-bearing investment-grade securities and bank deposits.

Risk Factors	Please refer to the section entitled “Risk Factors” beginning on page S-11 and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our depositary shares.

Depositary, Transfer Agent &

Registrar	Computershare Inc.

Calculation Agent	U.S. Bank National Association.

Risk Factors

Investing in the depositary shares involves risks, including the risks described below that are specific to the depositary shares and the Preferred Stock and those that could affect us and our business. You should not purchase shares of our depositary shares unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any depositary shares, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussions under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as such discussions may be amended or updated in other reports filed by us with the SEC.

Risks Relating to the Depositary Shares and the Preferred Stock

You are making an investment decision about both the depositary shares and the Preferred Stock, which are different securities.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Preferred Stock. The depositary will rely solely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities since their rights and privileges are different.

The Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of Preferred Stock will be equity interests in Discover and will not constitute indebtedness. This means that the depositary shares, which represent fractional interests in the shares of Preferred Stock, will rank junior to all existing and future indebtedness and other non-equity claims on Discover with respect to assets available to satisfy claims on Discover, including claims in the event of our liquidation. As of June 30, 2017 our total liabilities, including deposits, securitized debt obligations and other debt, was approximately $82.5 billion and we may incur additional indebtedness in the future. Discover’s existing and future indebtedness may restrict payment of dividends on the Preferred Stock. In addition, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Preferred Stock, (1) dividends will be payable only if declared by our Board of Directors or a duly authorized committee of the Board of Directors, (2) dividends will not accumulate if they are not declared and (3) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds legally available under Delaware law. Also, as a bank holding company, our ability to declare and pay dividends and redeem the Preferred Stock is dependent on certain federal regulatory considerations. Further, the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Description of Preferred Stock—Voting Rights” on page S-24 of this prospectus supplement.

Dividends on the Preferred Stock are discretionary and non-cumulative, are subject to approval by our regulators, and may not be paid if such payment will result in our failure to comply with all applicable laws and regulations.

Dividends on the Preferred Stock are discretionary and will not be cumulative. If our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of the Board of Directors declares a dividend on the Preferred Stock for any future dividend period.

In addition, as a bank holding company, banking laws and regulations and our banking regulators may limit our ability to pay dividends on the Preferred Stock. For example, our ability to make capital distributions, including our ability to pay dividends on the Preferred Stock, is subject to the Federal Reserve’s review of and non-objection to our annual capital plan. In addition, the Federal Reserve may provide notice at any time of its objection to a capital distribution even if the distribution was included in a capital plan that had received a non-objection, which could limit our ability to pay dividends on the Preferred Stock. Further, current or future regulatory initiatives may require us to hold more capital in the future. In 2013, the Federal Reserve, the Office of the Comptroller of the Currency, and the FDIC issued final capital rules under the Basel Committee’s December 2010 framework (referred to as “Basel III”) establishing a new comprehensive capital framework for U.S. banking organizations. The final capital rules (“Basel III rules”) substantially revise Basel I rules regarding the risk-based capital requirements applicable to bank holding companies and depository institutions, including the Company. The Basel III rules became effective for the Company on January 1, 2015. The Basel III rules set forth the criteria for qualifying additional Tier 1 capital instruments, including the requirement that any dividends on such instruments generally only be paid out of the banking organization’s net income and retained earnings. These requirements, and any other regulations or capital distribution constraints, could adversely affect our ability to pay dividends or may result in additional limitations on our ability to pay dividends or redeem shares of our Preferred Stock and therefore your ability to receive distributions on the depositary shares.

The Preferred Stock and the depositary shares will initially be rated below investment grade.

Neither the Preferred Stock nor the depositary shares will initially be investment grade-rated, and there can be no assurance that the rating of either will become investment grade in the future or otherwise be upgraded. Further, the depositary shares may be subject to a higher risk of price volatility than similar, higher-rated securities. In addition, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade-rated securities, such as the depositary shares.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the depositary shares or the Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the depositary shares.

The Preferred Stock may be junior in rights and preferences to our future preferred stock, including senior stock authorized and issued without your consent.

The Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Preferred Stock. It is possible that we may authorize and issue such shares with the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock as described under “Description of Preferred Stock—Voting Rights”. In addition, the terms of any of our future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock, except for dividends payable solely in shares of the Preferred Stock. Unless full dividends for all of our outstanding preferred stock senior to the Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Preferred Stock, and no shares of the Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Stock not being paid when due to you.

The Preferred Stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.

Subject to the approval of the Federal Reserve, at our option, we may redeem the Preferred Stock in whole, but not in part, at any time within 90 days following a “regulatory capital treatment event,” such as a proposed change in law or regulation after the initial issuance date with respect to whether the Preferred Stock qualifies as a Tier 1 capital instrument. We may also redeem the Preferred Stock at our option, either in whole or in part, on any dividend payment date on or after October 30, 2027 (or, if not a business day, the next succeeding business day) subject to the approval of the Federal Reserve. If we redeem the Preferred Stock, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of Preferred Stock—Redemption—Redemption Following a Regulatory Capital Treatment Event” for more information on redemption of the Preferred Stock.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Preferred Stock or the holders of the depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after October 30, 2027 (or, if not a business day, the next succeeding business day). The Preferred Stock may also be redeemed by us at our option at any time in whole, but not in part, upon the occurrence of a “regulatory capital treatment event” as described herein. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to limitations. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose.

Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends.

We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. Our ability to declare and pay dividends on our Preferred Stock, make payments on corporate debt securities and meet other obligations is primarily dependent on the receipt of dividends from our direct and indirect subsidiaries, including our bank subsidiaries. There are various federal law limitations on the extent to which our bank subsidiaries can finance or otherwise supply funds to us through dividends and loans. These limitations include minimum regulatory capital requirements, federal banking law requirements concerning the payment of dividends out of net profits, retained earnings or surplus, Sections 23A and 23B of the Federal Reserve Act and Regulation W governing transactions between an insured depository institution and its affiliates, as well as general federal regulatory oversight to prevent unsafe or unsound practices. If our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, our liquidity may be affected and we may not be able to make dividend payments to our holders of the Preferred Stock, to make payments on outstanding corporate debt securities or meet other obligations, each and any of which could have a material adverse impact on our results of operations, financial position or perception of financial health.

In addition, our right to participate in any distribution of assets from any of our subsidiaries upon that subsidiary’s liquidation or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the Preferred Stock will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of Discover as the source of payment for the Preferred Stock.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Stock.

When dividends are not paid in full upon the shares of Preferred Stock and parity stock, if any, all dividends declared upon shares of Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Stock.

Holders of the Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Preferred Stock will have voting rights only with respect to authorizing or increasing the amount of any equity security ranking senior to the Preferred Stock, certain changes in terms of the Preferred Stock, certain dividend non-payments and as otherwise required by applicable law. See “Description of Preferred Stock—Voting Rights” on page S-24 of this prospectus supplement. Holders of depositary shares must act through the depositary to exercise any voting rights of the Preferred Stock.

Offerings of debt, which are senior to our Preferred Stock upon liquidation, may adversely affect the market price of our depositary shares.

We may attempt to increase our capital resources in the future or, if regulatory capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Preferred Stock and depositary shares.

We cannot assure you that a liquid trading market for the depositary shares will develop, and you may find it difficult to sell your depositary shares.

The Preferred Stock and the related depositary shares are new issues of securities with no established trading market. We do not intend to list the depositary shares or the Preferred Stock on any securities exchange. We cannot predict how the depositary shares will trade in the secondary market or whether that market will be liquid or illiquid. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit-rating agencies, including the ratings given to the Preferred Stock or depositary shares;

•	prevailing interest rates;

•	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.

Holders of depositary shares may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders, as defined below, of depositary shares out of distributions on the Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. See the “United States Federal Income Tax Consequences” section beginning on page S-33 of this prospectus supplement. If any distributions on the Preferred Stock with respect to any taxable year fail to qualify as dividends for federal income tax purposes, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If that were to occur, the market value of the depositary shares may decline.

Additional issuances of preferred stock or securities convertible into preferred stock may dilute existing holders of our depositary shares.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our Board of Directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Preferred Stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. Though the approval of holders of depositary shares representing interests in the Preferred Stock will be needed to issue any equity security ranking above the Preferred Stock (see “Description of Preferred Stock—Voting Rights” and “Description of Depositary Shares—Voting the Preferred Stock”), if we issue preferred stock in the future that has preference over our Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of our depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of future offerings, as well as sales of one or more large blocks of depositary shares, Preferred Stock or similar securities in the market after this offering or future offerings, or the perception that such sales could occur.

The amount of dividend payable during the Floating Rate Period is set only once per dividend period based on the three-month LIBOR rate on the applicable dividend determination date, which rate may fluctuate substantially.

In the past, the level of the three-month LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month LIBOR rate are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month LIBOR rate is not an indication that the three-month LIBOR rate is more or less likely to increase or decrease at any time during the Floating Rate Period, and you should not take the historical levels of the three-month LIBOR rate as an indication of its future performance. You should further note that although the actual three-month LIBOR rate on a dividend payment date or at other times during the Floating Rate Period may be higher than the three-month LIBOR rate on the applicable dividend determination date, you will not benefit from the three-month LIBOR rate at any time other than on the interest determination date during the Floating Rate Period. As a result, changes in the three-month LIBOR rate may not result in a comparable change in the market value of the Preferred Stock. Increases in the three-month LIBOR rate as of any dividend determination date during the Floating Rate Period will require us to make higher dividend payments on the Preferred Stock.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the Preferred Stock.

LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the U.K. and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Bankers’ Association (the “BBA”) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.

At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the U.K. or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities the interest or dividend on which is determined by reference to LIBOR, such as the Preferred Stock. To the extent the three-month LIBOR rate is discontinued or is no longer quoted, the applicable base rate used to calculate dividend payments on the Preferred Stock during the Floating Rate Period will be determined using the alternative methods described in “Description of Preferred Stock—Dividends.” Any of these alternative methods may result in dividend payments that are lower than or that do not otherwise correlate over time with the dividend payments that would have been made on the Preferred Stock during the Floating Rate Period if the three-month LIBOR rate was available in its current form. The final alternative method sets the dividend rate for a dividend period during the Floating Rate Period at the same rate as the immediately preceding dividend period during the Floating Rate Period or, in the case of the first dividend period in the Floating Rate Period, the most recent dividend rate that could have been determined had the Floating Rate Period been applicable prior to the first dividend period in the Floating Rate Period. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark,” such as the Preferred Stock.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $562.5 million, after deducting underwriting discount and estimated net offering expenses payable by us. We expect to use the net proceeds from the sale of our depositary shares for general corporate purposes, which may include: advances to our subsidiaries to finance their activities, repayment of outstanding indebtedness and repurchases and redemptions of issued and outstanding securities of Discover Financial Services and its subsidiaries, including the potential redemption of our Series B Preferred Stock, which is eligible for redemption beginning on December 1, 2017 and accrues dividends at a rate of 6.50% per annum. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending such use, we intend to invest the net proceeds in interest-bearing investment-grade securities and bank deposits.

Ratio of Earnings to Fixed Charges and Preferred Dividends

Our historical ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income before income tax expense, fixed charges and losses from unconsolidated investees by (2) total fixed charges. For purposes of computing these ratios, fixed charges are the sum of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (1) income before income tax expense, fixed charges and losses from unconsolidated investees by (2) total combined fixed charges and preferred stock dividends. For purposes of computing these ratios, combined fixed charges and preferred stock requirements are the sum of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of interest within rental expense and preference security dividend requirements.

	Six Months Ended June 30,		Calendar Years Ended December 31,				Fiscal Year Ended November 30,
	2017	2016	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	3.2x	3.7x	3.6x	3.9x	4.3x	4.4x	3.8x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	3.2x	3.6x	3.5x	3.8x	4.1x	4.3x	3.8x

Description of Preferred Stock

You should read the following description of the Preferred Stock along with the “Description of Capital Stock” beginning on page 17 of the accompanying prospectus. This description of the Preferred Stock is qualified by the Certificate of Designations relating to the Preferred Stock (the “Certificate of Designations”) which will be filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and where this description is inconsistent with the description of the Preferred Stock contained in the accompanying prospectus or the description of the Preferred Stock in the Certificate of Designations, the Certificate of Designations will control.

General

The Preferred Stock is a single series of our authorized preferred stock. We are offering 570,000 depositary shares, representing 5,700 shares of the Preferred Stock in the aggregate by this prospectus supplement and the accompanying prospectus. Shares of the Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depositary, as described in the section entitled “Description of Depositary Shares” beginning on page S-27 in this prospectus supplement.

Shares of the Preferred Stock will rank senior to our common stock, equally with our Series B Preferred Stock and at least equally with each other series of our preferred stock we may issue if provided for in the certificate of designations relating to such preferred stock (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. See “—Other Preferred Stock” below. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of ours. The Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Preferred Stock.

We reserve the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares of Preferred Stock, and the depositary shares representing such Preferred Stock, would form a single series with the shares of Preferred Stock and the depositary shares offered by this prospectus supplement. In addition, we may from time to time, without notice to or consent of holders of the Preferred Stock, issue additional shares of preferred stock that rank equally with or junior to the Preferred Stock.

Dividends

Dividends on the Preferred Stock will not be cumulative. If our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of our Board of Directors declares a dividend on the Preferred Stock for any future dividend period. Holders of Preferred Stock will be entitled to receive, when, as, and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Preferred Stock at a rate equal to (1) 5.500% per annum for each semi-annual dividend period from, and including, the original issue date of the depositary shares to, but excluding, October 30, 2027 (the “Fixed Rate Period”), and (2) three-month LIBOR plus a spread of 3.076% per annum for each quarterly dividend period from and including October 30, 2027 through the redemption date of the Preferred Stock, if any (the “Floating Rate Period”). In the event that we issue additional shares of Preferred Stock after the original issue date, dividends on such shares will accrue from the later of such original issue date or the dividend payment date, if any, immediately prior to the original issue date of such additional shares.

If declared by our Board of Directors or a duly authorized committee of our Board of Directors, during the Fixed Rate Period, we will pay dividends on the Preferred Stock semi-annually in arrears, on April 30 and October 30 of each year, commencing on April 30, 2018 and ending on October 30, 2027, and during the Floating Rate Period, we will pay dividends on the Preferred Stock quarterly in arrears, on January 30, April 30, July 30 and October 30 of each year, commencing on January 30, 2028, each such date referred to as a dividend payment date. If any dividend payment date up to and including the scheduled October 30, 2027 dividend payment date is not a business day, then the payment will be made on the next business day without any adjustment to the amount of dividends paid. If any dividend payment date thereafter is not a business day, then the dividend payment date will be postponed to the next succeeding business day, unless that day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day, and, in either case, dividends will accrue to, but excluding, the actual payment day. A business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York, are closed.

Dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 calendar days before the applicable payment date, as shall be fixed by our Board of Directors or a duly authorized committee of our Board of Directors. The corresponding record dates for the depositary shares will be the same as the record dates for the Preferred Stock.

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock. Dividends payable on the Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption” beginning on page S-21, unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

The dividend rate for each dividend period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the dividend period, which date is the “dividend determination date” for the dividend period. The calculation agent then will add three-month LIBOR as determined on the dividend determination date and the applicable spread. Absent manifest error, the calculation agent’s determination of the dividend rate for a dividend period for the Preferred Stock will be binding and conclusive on you, the transfer agent, and us. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01,” or any successor or replacement page (“Reuters Page LIBOR01”), at approximately 11:00 a.m., London time, on the relevant dividend determination date. If three-month LIBOR has been discontinued, then the calculation agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to three-month LIBOR. If, after such consultation, the calculation agent determines that there is an industry accepted substitute or successor base rate, the calculation agent shall use such substitute or successor base rate. In such case, the calculation agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the dividend determination date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the calculation agent determines that there is an industry accepted substitute or successor base rate as so provided above, the following will apply: If no offered rate appears on Reuters Page LIBOR01 on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent, after consultation with us, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next dividend period will be equal to three-month LIBOR in effect for the then current dividend period, or, in the case of the first dividend period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first dividend period in the Floating Rate Period.

Our ability to pay dividends on the Preferred Stock depends on the ability of our subsidiaries, including our principal banking subsidiary, Discover Bank, to pay dividends to us. The ability of our banking subsidiaries to pay dividends to us in the future is subject to bank regulatory requirements and capital guidelines.

So long as any share of Preferred Stock remains outstanding:

(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

(2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us); and

(3) no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us);

unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the Preferred Stock, if any, unless we have paid or set apart funds for the payment of dividends on the Preferred Stock. When dividends are not paid in full upon the shares of Preferred Stock and parity stock, if any, all dividends declared upon shares of Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of Discover hereafter authorized over which Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Discover.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of Discover that ranks on a parity with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Discover. As of the date of this prospectus supplement, parity stock includes our Series B Preferred Stock.

As used in this prospectus supplement, “senior stock” means any other class or series of stock of Discover ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Discover. As of the date of this prospectus supplement, there is no senior stock outstanding.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Redemption

Optional Redemption

The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after October 30, 2027 (or, if not a business day, the next succeeding business day), at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, on the shares of Preferred Stock called for redemption to, but excluding, the redemption date. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Redemption Following a Regulatory Capital Treatment Event

We may redeem shares of the Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, on the shares of Preferred Stock called for redemption to, but excluding, the redemption date. A “regulatory capital treatment event” means the good faith determination by Discover that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that Discover will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as “additional Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Q (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date. Redemption of the Preferred Stock is subject to our receipt of any required prior approval from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to the redemption of the Preferred Stock.

Redemption Procedures

If shares of the Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price.

On and after the redemption date, dividends will cease to accrue on shares of Preferred Stock, and such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without regard to any undeclared dividends, on such shares to, but excluding, the redemption date. See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Preferred Stock.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable. Subject to the provisions hereof, our Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock shall be redeemed from time to time.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock. See “Risk Factors—Risks Relating to the Depositary Shares and the Preferred Stock—Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable” on page S-13 in this prospectus supplement.

Neither the holders of the Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution. Distributions will be made only to the extent of Discover’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock. In addition, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In any such distribution, if the assets of Discover are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of parity stock, if any, as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Preferred Stock and parity stock, if any, the holders of our junior stock shall be entitled to receive all remaining assets of Discover according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Discover with any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Discover for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of Discover.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

Except as provided below, the holders of the Preferred Stock will have no voting rights.

Right to Elect Two Directors Upon Nonpayment

If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the Board of Directors shall be increased by two at our first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of Preferred Stock shall have the right, voting separately as a class together with holders of any other equally ranked series of preferred stock that have similar voting rights, if any, to elect such two additional members of our Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the Preferred Stock are considered “voting securities” currently, holders of the Preferred Stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by such holder or group of holders across all classes of stock.

Other Voting Rights

So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock, voting separately as a class, shall be required to:

•	authorize or increase the authorized amount of, or issue shares of, any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•	amend the provisions of our Amended and Restated Certificate of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of Discover will not be deemed to adversely affect the powers, preferences, privileges or rights of the Preferred Stock; or

•	consummate a binding share-exchange or reclassification involving the Preferred Stock, or a merger or consolidation of the Company with or into another entity unless (i) the shares of the Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Preferred Stock or new preferred securities have terms that are not materially less favorable than the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed.

Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions of the Preferred Stock, we may amend, alter, supplement or repeal any terms of the Preferred Stock: (i) to cure any ambiguity, or to cure, correct or supplement any provision thereof that may be defective or inconsistent or (ii) to make any provision with respect to matters or questions arising with respect to the Preferred Stock that is not inconsistent with the provisions thereof.

Voting Rights under Delaware Law

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Amended and Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Amended and Restated Certificate of Incorporation.

Other Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.01 per share, without the approval of our stockholders. Our Board of Directors can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 200,000,000 shares of our capital stock are classified as preferred stock under our Amended and Restated Certificate of Incorporation. As of the date of this prospectus supplement, we have 575,000 shares of our Series B Preferred Stock issued and outstanding. Each share of our Series B Preferred Stock has a liquidation preference of $1,000 and is represented by 40 depositary shares. Holders of our Series B Preferred Stock are entitled to non-cumulative quarterly dividends, when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, at a rate per annum of 6.50%. The terms of our Series B Preferred Stock include substantially the same provisions with respect to restrictions on declaration and payment of dividends and voting rights as apply to the Preferred Stock. For additional details on the terms of our Series B Preferred Stock, you should refer to the certificate of designations relating to such series, which is on file with the SEC.

As of the date of this prospectus supplement, our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which was previously authorized and issued, has been redeemed and is no longer outstanding.

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

Computershare Inc. will be the depositary, transfer agent and registrar for the Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal. Any such successor depositary must be (i) a bank or trust company having its principal office in the United States and having a combined capital and surplus, along with its affiliates, of at least $50,000,000 or (ii) an affiliate of any such bank or trust company.

Calculation Agent

U.S. Bank National Association will be the calculation agent for the Preferred Stock.

Description of Depositary Shares

The following description summarizes specific terms and provisions of the depositary shares relating to the Preferred Stock. You should read this description of the material terms of the depositary shares along with the terms that apply generally to all our preferred stock issued in the form of depositary shares under “Description of Depositary Shares” beginning on page 22 of the accompanying prospectus. To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement.

General

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/100th interest in a share of the Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Inc., acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement” beginning on page S-30 of this prospectus supplement.

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information” beginning on page S-48 of this prospectus supplement.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If Discover makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/100th of the redemption price per share payable with respect to the Preferred Stock (or $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, on the shares of Preferred Stock called for redemption to, but excluding, the redemption date.

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata, by lot or by any other fair and equitable manner as we may decide. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 10 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/100th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/100th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of at least two-thirds of the depositary shares then outstanding.

The Deposit Agreement may be terminated by us or the depositary only if (i) holders of at least two-thirds of the depositary shares consent to such termination, (ii) all outstanding depositary shares shall have been redeemed or (iii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of us and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the Preferred Stock.

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

Computershare Inc. will be the depositary, transfer agent and registrar for the depositary shares.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement” on page S-30 in this prospectus supplement. The Preferred Stock will be issued in registered form to the depositary.

Book-Entry Procedures and Settlement

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. Except as otherwise provided herein, DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the Deposit Agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the Deposit Agreement. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the Deposit Agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Deposit Agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the Deposit Agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the Deposit Agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purpose under the Deposit Agreement, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the Deposit Agreement.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

United States Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the depositary shares, as of the date of this prospectus supplement. This summary deals only with depositary shares purchased in this offering for cash and held as capital assets (generally, property held for investment). Additionally, this summary does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies;

•	tax consequences to persons holding depositary shares as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell depositary shares under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

•	tax consequences to persons who at any time hold more than 5% of the total fair market value of any class of our stock;

•	tax consequences to U.S. holders (as defined below) of depositary shares whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and investors in such entities; or

•	alternative minimum tax consequences, if any.

Finally, this summary does not address U.S. federal tax consequences other than income taxes (such as estate and gift tax consequences) or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and U.S. Treasury regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling has been or will be sought from the Internal Revenue Service (“IRS”) with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of the depositary shares, or that any such contrary position would not be sustained by a court. This summary does not address all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds depositary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding depositary shares, you should consult your tax advisor.

If you are considering the purchase of depositary shares, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Treatment of Depositary Shares

Beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes. Accordingly, each beneficial owner of a depositary share will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Preferred Stock. You should consult your tax advisor regarding the tax consequences of non-cash distributions made on the Preferred Stock.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of depositary shares. “U.S. holder” means a beneficial owner of depositary shares for U.S. federal income tax purposes that is

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions

A distribution in respect of Preferred Stock represented by depositary shares generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution paid on a depositary share exceeds our current and accumulated earnings and profits, the distribution will be treated first as a return of capital and will be applied against and reduce your adjusted tax basis (but not below zero) in that depositary share. This reduction in basis would increase any gain or reduce any loss realized by you on the subsequent sale, redemption or other disposition of your depositary shares. The amount of any such distribution in excess of your adjusted tax basis will then be taxed as gain from the sale or exchange of your depositary shares.

For purposes of the remainder of this discussion, it is assumed that distributions paid with respect to the depositary shares will constitute dividends for U.S. federal income tax purposes. If you are a corporation, dividends that are received by you will generally be eligible for the 70% dividends-received deduction under the Code if you meet certain holding period and other applicable requirements. If you are a non-corporate U.S. holder, dividends paid to you will generally qualify for taxation at special rates as “qualified dividend income” if you meet certain holding period and other applicable requirements.

In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the special rate on qualified dividend income described above, you may not count towards your holding period any period in which you have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. In addition, the dividends-received deduction, as well as the special rate on qualified dividend income, are disallowed if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Holders should consider the effect of section 246A of the Code, which reduces the dividends-received deduction allowed with respect to “debt-financed portfolio stock.” The Code also imposes a 20% alternative minimum tax on corporations. In some circumstances, the portion of dividends subject to the dividends-received deduction will serve to increase a corporation’s minimum tax base for purposes of the determination of the alternative minimum tax.

Holders should consult their own tax advisors in determining the application of these rules in light of their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of the Depositary Shares

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, or other taxable disposition of the depositary shares. The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the depositary shares. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the depositary shares. Gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of depositary shares will be long-term capital gain or loss if the U.S. holder held the depositary shares for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

If we redeem the Preferred Stock underlying the depositary shares (in which case the depositary shares would be redeemed as described above in “Description of Depositary Shares — Redemption of Depositary Shares”), it generally would be a taxable event. A U.S. holder would be treated as if it had sold its depositary shares if, within the meaning of Section 302(b) of the Code, the redemption

•	results in a complete termination of the U.S. holder’s stock interest in us;

•	is “substantially disproportionate” with respect to the U.S. holder;

•	is not “essentially equivalent to a dividend” with respect to the U.S. holder; or

•	if the U.S. holder is not a corporate holder, is “in partial liquidation.”

In determining whether any of these tests has been met, shares of stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned and Preferred Stock represented by depositary shares held by the U.S. holder, must be taken into account.

If we redeem the Preferred Stock and the related depositary shares in a redemption that meets one of the tests described above, the U.S. holders generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (except, in certain cases, stock of us or a successor to us) paid in redemption less the U.S. holder’s adjusted tax basis in the depositary shares represented by the redeemed Preferred Stock. This gain or loss would be long-term capital gain or capital loss if the U.S. holder has held the depositary shares for more than one year.

If the redemption does not meet any of the tests described above, the U.S. holder generally would be taxed on the cash and fair market value of the property paid as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits would first reduce the U.S. holder’s adjusted tax basis in the depositary shares and thereafter would be treated as capital gain. If the redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisors regarding the allocation of their basis in the redeemed and remaining depositary shares.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income includes its dividend income and its net gains from the disposition of the depositary shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If a U.S. holder is an individual, estate or trust, such U.S. holder is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the depositary shares.

Information Reporting and Backup Withholding

When required, we or our paying agent will report to the holders of the depositary shares and to the IRS amounts paid on or with respect to the depositary shares during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will generally be subject to backup withholding on any dividends paid on the depositary shares and proceeds from the sale of the depositary shares at the applicable rate if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS by the U.S. holder on a timely basis.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of depositary shares. The term “non-U.S. holder” means a beneficial owner of shares of depositary shares that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a “U.S. holder” (as defined above). Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” or “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Distributions

Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act below, any dividends paid in respect of Preferred Stock represented by depositary shares (including any redemption that is taxed as a dividend under the rules described above under “— Consequences to U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of the Depositary Shares”) held by a non-U.S. holder will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment maintained by a non-U.S. holder, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. To claim the exemption, a non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or an applicable substitute or successor form). Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder of depositary shares who wishes to claim the benefit of a treaty rate is required to satisfy applicable certification and other requirements. To receive the benefit of a reduced treaty rate, a non-U.S. holder generally must furnish to us or our paying agent (i) a valid IRS Form W-8BEN or W-8BEN-E (or an applicable substitute or successor form) certifying, under penalties of perjury, such non-U.S. holder’s status as a non-U.S. person and qualification for the reduced rate or (ii) in the case of payments made outside the United States to an offshore account (generally, an account maintained by such holder at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing such holder’s entitlement to the lower treaty rate in accordance with U.S. Treasury regulations. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If a non-U.S. holder does not timely provide us or our paying agent with the required certification but is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption or Other Taxable Disposition of the Depositary Shares

Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act below, any gain realized by a non-U.S. holder upon the sale, exchange, redemption (provided the redemption is treated as a sale or exchange under the rules described above under “—Consequences to U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Depositary Shares”) or other taxable disposition of depositary shares will not be subject to U.S. federal income tax with respect to such gain unless:

•	that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	the depositary shares constitute U.S. real property interests by reason of our status as a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, subject to certain limitations.

With regard to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We have not been and do not expect to be a USRPHC for U.S. federal income tax purposes. However, even if we are or become a USRPHC, the depositary shares will not be treated as a U.S. real property interest if the depositary shares are “regularly traded” on an established securities market, as defined by applicable U.S. Treasury regulations, and the non-U.S. holder does not actually or constructively hold more than 5% of the depositary shares at any time during the shorter of the five-year period preceding the date of disposition or the non-U.S. holder’s holding period for such shares. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to non-U.S. holders the amount of dividends treated as paid to the non-U.S. holder and the amount of tax, if any, withheld with respect to those payments. These information reporting requirements apply even if no withholding was required because the payments were effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder is otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of depositary shares effected at a U.S. office of a broker,

as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that such holder is a U.S. person and such holder has furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which such holder certifies, under penalties of perjury, that it is a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	the holder otherwise establishes an exemption.

Payment of the proceeds from the sale of depositary shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of depositary shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by such holder in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to such holder at a U.S. address, or

•	the sale has some other specified connection with the U.S. as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that such holder is a U.S. person and the documentation requirements described above are met or such holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to non-U.S. holders or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on a holder’s behalf if such holder or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of shares that can produce U.S.-source dividends. Payments of dividends that a holder receives in respect of the depositary shares could be affected by this withholding if such holder is subject to the FATCA information reporting requirements and fails to comply with them or if such holder holds depositary shares through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to such holder would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of depositary shares could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase, holding and, to the extent relevant, disposition of the depositary shares by any of (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and/or (iii) any entity whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of any such plan, account or arrangement by reason of a plan’s investment in such entity (each of (i), (ii) and (iii), a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is considered to be a fiduciary of the ERISA Plan (within the meaning of Section 3(21) of ERISA).

In considering the acquisition, holding and, to the extent relevant, disposition of the depositary shares, in any case, involving the assets of a Plan, a fiduciary of an ERISA Plan should consider, among other matters, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any applicable Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Considerations

Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest” (within the meaning of Section 3(14) of ERISA), and Section 4975 of the Code imposes an excise tax on certain “disqualified persons” (within the meaning of Section 4975 of the Code) who engage in similar transactions, in each case, unless a statutory or administrative exemption is available. A party in interest or disqualified person, including a fiduciary of an ERISA Plan, who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to comparable prohibitions under other applicable Similar Laws. The occurrence of a prohibited transaction could also cause an individual account to lose its tax-exempt status.

The acquisition and/or holding (and, to the extent relevant, disposition) of the depositary shares by an ERISA Plan with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to provide exemptive relief for direct or indirect prohibited transactions arising in connection with the acquisition, holding and/or disposition (to the extent relevant) of the depositary shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, called the “service provider exemption,” from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the depositary shares should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not constitute a similar violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or breaches of fiduciary obligations, it is particularly important that fiduciaries, or other persons considering whether to acquire any depositary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transaction. Investors in depositary shares have exclusive responsibility for ensuring that none of the acquisition, holding and/or disposition of the depositary shares violates the fiduciary or prohibited transaction rules of ERISA, the Code and/or any Similar Laws. The sale of any depositary shares by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or with respect to any particular Plan, or that such an investment is appropriate for such Plans generally or for any particular Plan.

Representation

By acquiring and holding the depositary shares, each purchaser and holder will be deemed to have represented and warranted that either (1) it is not a Plan, and no portion of the assets used to acquire or hold the depositary shares constitutes assets of any Plan or (2) the acquisition and holding of any depositary shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Neither the Company, nor any underwriter, nor any of their respective affiliates (the “Transaction Parties”) is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of the depositary shares by a Plan subject to the fiduciary responsibility provisions of Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”). In addition, the person making the decision to acquire the depositary shares on behalf of an ERISA Plan (the “Plan Fiduciary”), will also be deemed to have represented and warranted that (1) none of the Transaction Parties has provided or will provide advice with respect to the acquisition of the depositary shares by the ERISA Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203a of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Exchange Act; or (e) has, and at all times during the ERISA Plan’s holding of the depositary shares will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of the individual retirement account that is acquiring the depositary shares, or (ii) a participant or beneficiary of the ERISA Plan acquiring the depositary shares in such capacity); (2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition of the depositary shares by the ERISA Plan; (3) the Plan Fiduciary is a “fiduciary” with respect to the ERISA Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the ERISA Plan’s acquisition of the depositary shares; (4) none of the Transaction Parties has exercised any authority to cause the ERISA Plan to acquire the depositary shares or to negotiate the terms of such acquisition; (5) none of the Transaction Parties receives a fee or other compensation from the ERISA Plan or the Plan Fiduciary for the provision of investment advice in connection with the decision to acquire the depositary shares; and (6) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the ERISA Plan’s acquisition of the depositary shares; and (b) of the existence and nature of the Transaction Parties’ financial interests in the ERISA Plan’s acquisition of the depositary shares. The above representations are intended to comply with the U.S. Department of Labor’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

Underwriting

Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are acting as representatives of each of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each of the underwriters has severally and not jointly agreed to purchase from us, and we have agreed to sell to that underwriter, the number of depositary shares listed next to its name in the following table:

Name	Number of Depositary Shares
Barclays Capital Inc.	100,320
Citigroup Global Markets Inc.	100,320
Deutsche Bank Securities Inc.	100,320
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,320
RBC Capital Markets, LLC	100,320
Goldman Sachs & Co. LLC	14,250
Morgan Stanley & Co. LLC	14,250
MUFG Securities Americas Inc.	14,250
Wells Fargo Securities, LLC	14,250
Mischler Financial Group, Inc.	3,800
Samuel A. Ramirez & Company, Inc.	3,800
The Williams Capital Group, L.P.	3,800

Total	570,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the depositary shares offered by this prospectus supplement and the accompanying prospectus if any shares are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed that, for the period ending 30 days after the date of this prospectus supplement, and subject to certain exceptions, we will not, without the prior written consent of the representatives of the underwriters, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended, relating to, any Preferred Stock or depositary shares, any other of our preferred stock (or depositary shares in respect thereof), or any securities convertible into or exercisable or exchangeable for Preferred Stock, depositary shares, or any other of our preferred stock (or depositary shares in respect thereof), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Preferred Stock or depositary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Stock or depositary shares or such other securities, in cash or otherwise.

The underwriters propose to offer the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not to exceed $7.50 per depositary share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $5.00 per depositary share to other dealers. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.

The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the per depositary share and total underwriting discount to be paid to the underwriters.

Underwriting Discount
Per Depositary Share	$12.50
Total	$7,125,000.00

We estimate that our total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $1,800,000. The underwriters have agreed to reimburse us for certain of our expenses of the offering in the amount of $1,425,000.

Prior to this offering, there has been no public market for the depositary shares. We do not intend to list the depositary shares or the Preferred Stock on any securities exchange. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion.

Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

To facilitate the offering of the depositary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the depositary shares. Specifically, the underwriters may sell more depositary shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, depositary shares in the open market to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as email.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their respective affiliates have performed commercial banking, investment banking, financial advisory and/or other services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the depositary shares will be made against payment therefor on or about October 31, 2017 which will be the third business day after the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date of this prospectus supplement will be required, by virtue of the fact that the depositary shares will settle in three business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of depositary shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of depositary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. Each person who initially acquires any depositary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any depositary shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the depositary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any depositary shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purpose of this provision, the expression “an offer to the public” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of depositary shares. Accordingly any person making or intending to make an offer in that Relevant Member State of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at, persons in the United Kingdom (i) who have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth companies or other entities falling within Article 49(2)(a) to (d) of the Order and/or (iii) to whom it may otherwise be lawfully communicated under the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, the depositary shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of the depositary shares may only be communicated or caused to be communicated in circumstances in which Section 21(i) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The depositary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the depositary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 274 of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Validity of the Preferred Stock and Depositary Shares

The validity of the Preferred Stock and depositary shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Sidley Austin LLP, New York, New York. Mayer Brown LLP, Chicago, Illinois, will pass upon certain matters for the underwriters.

Experts

The consolidated financial statements incorporated into this prospectus supplement by reference from Discover Financial Services’ Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.discover.com. The information available at our website does not constitute a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of our SEC filings, or the documents we incorporate by reference herein, at no cost, by writing or telephoning us at:

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

Attention: Investor Relations

Telephone: (224) 405-0900

This prospectus supplement and the accompanying prospectus omit some information contained in the related registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

You should rely only on the information incorporated by reference into or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus supplement and the accompanying prospectus. We are not making any offer of these securities in any state or jurisdiction where the offer is not permitted.

Documents Incorporated by Reference

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and until the termination of this offering; provided, however, that we are not incorporating by reference any document, portion of any document or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2017 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017; and

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2017, February 6, 2017, February 9, 2017, May 16, 2017, August 30, 2017 and October 24, 2017.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

Hybrid Securities Combining Elements of the Foregoing

This prospectus relates to senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and hybrid securities combining elements of the foregoing that we may sell from time to time in one or more transactions. This prospectus contains a general description of the securities that we may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. Read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “DFS.” On June 25, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $59.04 per share. You are urged to obtain current market quotations of the common stock. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth or will be calculable in the applicable prospectus supplement or other offering materials.

Investing in the securities involves risks. See “Risk Factors” on page 1 of this prospectus and in the accompanying prospectus supplement, in addition to the risk factors that are incorporated by reference into this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered hereby are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is June 26, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, we may from time to time offer and sell, in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement and issuer free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This document may only be used where it is legal to sell these securities. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus, in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. You should only assume that any information incorporated by reference in this prospectus, any prospectus supplement or issuer free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Each reference in this prospectus to “we,” “us,” “our,” “Discover” or “the Company” means Discover Financial Services and its consolidated subsidiaries, unless the context requires otherwise.

i

THE COMPANY

Discover Financial Services is a direct banking and payment services company. We were incorporated in Delaware in 1960. We are a bank holding company under the Bank Holding Company Act of 1956 and a financial holding company under the Gramm-Leach-Bliley Act, and therefore are subject to oversight, regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We provide direct banking products and services and payment services through our subsidiaries. We offer our customers credit cards loans, private student loans, personal loans, home loans, home equity loans and deposit products. We had $67.6 billion in loan receivables and $29.3 billion in deposits issued through direct-to-consumer channels and affinity relationships at March 31, 2015. We operate the Discover Network, the PULSE network (“PULSE”), and Diners Club International (“Diners Club”). The Discover Network processes transactions for Discover-branded credit cards and provides payment transaction processing and settlement services. PULSE operates an electronic funds transfer network, providing financial institutions issuing debit cards on the PULSE network with access to ATMs domestically and internationally, as well as point-of-sale (“POS”) terminals at retail locations throughout the U.S. for debit card transactions. Diners Club is a global payments network of licensees, which are generally financial institutions, that issue Diners Club branded charge cards and/or provide card acceptance services.

We manage our business activities in two segments: Direct Banking and Payment Services. Our Direct Banking segment includes consumer banking and lending products, specifically Discover-branded credit cards issued to individuals on the Discover Network and other consumer banking products and services, including private student loans, personal loans, home loans, home equity loans, prepaid cards and other consumer lending and deposit products. Our Payment Services segment includes PULSE, Diners Club and its Network Partners business, which provides payment transaction processing and settlement services on the Discover Network. This segment also includes the business operations of Diners Club Italy, which primarily consist of issuing Diners Club charge cards.

Our principal executive offices are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and our telephone number is (224) 405-0900.

RISK FACTORS

Our business, and an investment in the securities, is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated by other SEC filings filed after such reports, as well as any risks described in any applicable prospectus supplement. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks may cause you to lose all or part of your investment.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus and any related prospectus supplement, contain or will contain certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. You should not rely solely on the forward-looking statements, which are qualified in their entirety by reference to, and are accompanied by, the important factors described in our Annual Report on Form 10-K for the year ended December 31, 2014, including under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as updated by our other SEC filings filed after such Annual Report, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. You should consider all uncertainties and risks contained in or incorporated by reference into this prospectus and any related prospectus supplement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following:

•	changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt, and investor sentiment;

•	the impact of current, pending and future legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity;

•	the actions and initiatives of current and potential competitors;

•	our ability to manage our expenses;

•	our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants;

•	our ability to sustain and grow our private student loan and mortgage loan products;

•	losses as a result of mortgage loan repurchase and indemnification obligations to secondary market purchasers;

•	difficulty obtaining regulatory approval for, financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies;

•	our ability to manage our credit risk, market risk, liquidity risk, operational risk, compliance and legal risk, and strategic risk;

•	the availability and cost of funding and capital;

•	access to deposit, securitization, equity, debt and credit markets;

•	the impact of rating agency actions;

•	the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices;

•	losses in our investment portfolio;

•	limits on our ability to pay dividends and repurchase our common stock;

•	limits on our ability to receive payments from our subsidiaries;

•	fraudulent activities or material security breaches of key systems;

•	our ability to remain organizationally effective;

•	our ability to increase or sustain Discover card usage or attract new customers;

•	our ability to maintain relationships with merchants;

•	the effect of political, economic and market conditions, geopolitical events and unforeseen or catastrophic events;

•	our ability to introduce new products or services;

•	our ability to manage our relationships with third-party vendors;

•	our ability to maintain current technology and integrate new and acquired systems;

•	our ability to collect amounts for disputed transactions from merchants and merchant acquirers;

•	our ability to attract and retain employees;

•	our ability to protect our reputation and our intellectual property; and

•	new lawsuits, investigations or similar matters or unanticipated developments related to current matters.

We routinely evaluate and may pursue acquisitions of or investments in businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities.

The foregoing review of important factors should not be construed as exclusive and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this prospectus and any related prospectus supplement. These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. Except for any ongoing obligations to disclose material information as required under U.S. federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus and any related prospectus supplement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include: working capital needs, investments in, or extensions of credit to, our subsidiaries, possible repayment, repurchase or redemption of existing debt, expansion of existing businesses, possible acquisitions of businesses and possible investments in other business opportunities. Pending such use, we intend to invest the net proceeds in interest-bearing investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our historical ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income before income tax expense, fixed charges and losses from unconsolidated investees by (2) total fixed charges. For purposes of computing these ratios, fixed charges are the sum of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (1) income before income tax expense, fixed charges and losses from unconsolidated investees by (2) total combined fixed charges and preferred stock dividends. For purposes of computing these ratios, combined fixed charges and preferred stock requirements are the sum of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of interest within rental expense and preference security dividend requirements.

	For the Three Months Ended		For the Calendar Years Ended December 31,		For the Fiscal Years Ended November 30,			For the One Month Ended December 31, 2012
	March 31, 2015	March 31, 2014	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	4.1x	4.8x	4.3x	4.4x	3.8x	3.4x	1.8x	3.6x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	3.9x	4.6x	4.1x	4.3x	3.8x	3.4x	1.8x	3.6x

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus: debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants to purchase debt securities, common stock or preferred stock; or any combination of the foregoing, either individually or as units consisting of two or more securities.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities and subordinated debt securities under one of two separate indentures. Our senior debt securities are to be issued under a senior indenture, dated as of June 12, 2007, by and between Discover Financial Services and U.S. Bank National Association, as trustee, a copy of which is incorporated by reference into the registration statement, to which this prospectus forms a part, as an exhibit. Our subordinated debt securities are to be issued under a subordinated indenture, the form of which is attached to the registration statement, to which this prospectus forms a part, as an exhibit.

The senior debt securities and the subordinated debt securities are collectively referred to in this prospectus as the debt securities. The senior indenture and the subordinated indenture are referred to in this prospectus individually as the “Indenture” and collectively as the “Indentures.” The Indentures may be supplemented from time to time.

The following section is a summary of certain provisions of the Indentures. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indentures, including the definitions in the Indentures of certain terms. We encourage you to read the Indentures and our debt securities for provisions that may be important to you. Wherever this summary refers to particular sections or defined terms of an Indenture, it is intended that such sections or defined terms shall be incorporated into this prospectus by reference. All capitalized terms included in this summary shall have the same meanings specifically set forth in the applicable Indenture. In this section, “the Company,” “we,” “us,” “our” and similar words refer to Discover Financial Services and not any of its subsidiaries.

Our debt securities may be issued as part of a stock purchase unit. Stock purchase units are summarized in this prospectus under the heading “Description of Stock Purchase Contracts and Stock Purchase Units.”

General

The Indentures provide that the debt securities issuable thereunder shall be issuable in series. The aggregate principal amount of debt securities issuable under each Indenture is unlimited, and debt securities may be issued from time to time. The senior debt securities will be our direct unsecured obligations. The subordinated debt securities will be our direct unsecured obligations and will be subordinated to all of our senior debt as described below under the heading “Subordination.” The debt securities issued under the Indentures will be subordinate to all of our existing and future secured indebtedness and structurally subordinated to existing and future claims of creditors of our subsidiaries. Except as described below under the heading “Certain Covenants,” the Indentures do not limit other indebtedness or securities which may be incurred or issued by us or any of our subsidiaries or contain financial or similar restrictions on us or our subsidiaries.

The terms of each series of debt securities will be established by or pursuant to resolutions of our board of directors (and to the extent established other than in a board resolution, in an officer’s certificate detailing such establishment) or pursuant to a supplemental indenture. If we offer debt securities, we will prepare and distribute a prospectus supplement that describes the specific terms of such debt securities. We do not have to issue all of the debt securities of one series at the same time and, unless otherwise specified in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The applicable prospectus supplement may provide the following terms of the debt securities being offered, if applicable:

•	the designation of the offered securities;

•	the aggregate principal amount and any limit upon the aggregate principal amount of the offered securities;

•	if other than U.S. dollars, the currency or currencies in which the offered securities are denominated;

•	the date or dates on which principal of the offered securities is payable;

•	the rate or rates at which the offered securities shall bear interest, if any, the date or dates from which such interest shall accrue, on which interest shall be payable and, in the case of registered securities, on which a record date shall be taken for determining holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

•	if other than the offices of the applicable Trustee, the place where the principal of and interest on the offered securities will be payable;

•	our right, if any, to redeem the offered securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions, including the notice period, upon which the offered securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay the offered securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which the offered securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the offered securities will be issuable;

•	if other than the principal amount of such offered security, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

•	if other than the coin or currency in which the offered securities are denominated, the coin or currency in which payment of the principal of or interest on the offered securities shall be payable;

•	if the principal of or interest on the offered securities are to be payable, at our election or a holder thereof, in a coin or currency other than that in which the offered securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	if the amount of payments of principal of and interest on the offered securities may be determined with reference to an index based on a coin or currency other than that in which the offered securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;

•	if the holders of the offered securities may convert or exchange the offered securities into or for other of our or another entity’s securities or for other property (or the cash value thereof), the specific terms of and period during which such conversion or exchange may be made;

•	whether the offered securities shall be issued as registered securities, and if so whether such securities will be issuable in the form of a registered global security, or unregistered (with or without coupons) or any combination thereof;

•	whether the offered securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated in right of payment to other series of subordinated debt securities or other indebtedness of the Company, as the case may be, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any restrictions applicable to the offer, sale, transfer, exchange or delivery of unregistered or registered securities or the payment of interest thereon and, if applicable, the terms upon which unregistered securities may be exchanged for registered securities and vice versa;

•	whether and under what circumstances we will pay additional amounts on the offered securities held by a non-U.S. Person in respect of tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such securities rather than pay such additional amounts;

•	if the offered securities are to be issued in definitive form only upon the receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the offered securities;

•	any other events of default or covenants with respect to the offered securities, including any additions to or changes in the events of default, covenants or acceleration provisions described in this prospectus or the Indentures; and

•	any other specific terms of the offered securities, including any which may modify, delete, supplement or add any provision of the Indentures as it applies to that series.

Certain Covenants

Negative Pledge. Unless otherwise provided in any series of debt securities, the senior indenture provides that we will not, and will not permit any of our subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance (except for Permitted Liens, as defined below) on:

•	the Voting Securities (defined below) of Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank; or

•	the Voting Securities of a subsidiary that owns, directly or indirectly, the voting securities of Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank, other than directors’ qualifying shares, in either case without making effective provisions so that the debt securities issued under the senior indenture will be secured equally and ratably with (or, at our option, prior to) indebtedness so secured. For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “Voting Securities” means the stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. “Permitted Liens” means (i) liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount, (ii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involves claims of less than $1,000,000, (iii) deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and (iv) such other liens as our board of directors determines do not materially detract from or interfere with the present value or control of the Voting Securities subject thereto or affected thereby.

The subordinated indenture does not contain any limitations on liens.

Restrictions on Consolidations, Mergers and Sales of Assets

Unless otherwise provided in any series of debt securities, the Indentures provide that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume the due and punctual payment of the principal of and interest on all of our debt securities issued under the applicable Indenture and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by us, by supplemental indenture satisfactory to the applicable Trustee, executed and delivered to the applicable Trustee by such corporation; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Indenture.

Other than as described above or in any prospectus supplement, there are no covenants or other provisions in the Indentures that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include our merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets.

Reports

We are required to file with each Trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or pursuant to Section 314 of the Trust Indenture Act of 1939, as amended.

Events of Default

The Indentures provide holders of our debt securities with remedies if we fail to perform specific obligations or if we become bankrupt. You should review these provisions and the related provisions in the applicable prospectus supplement and understand which of our actions trigger an event of default and which actions do not.

Each of the following constitutes an event of default with respect to each series of senior debt securities:

•	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	default in payment of all or any principal of the debt securities of such series as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise;

•	failure in the observance or performance of any of the other covenants or agreements in the debt securities of such series or contained in the Indenture applicable to such series (other than a covenant or warranty with respect to the debt securities of such series the breach or nonperformance of which is otherwise included in the definition of “event of default”) for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” and demanding that we remedy the same, shall have been given by registered or certified mail, return receipt requested, to (1) us by the applicable Trustee or (2) us and the applicable Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series;

•	default under any mortgage, indenture or other instrument securing or evidencing any of our indebtedness or that of Discover Bank, or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank, in an aggregate principal amount of $50 million or more and which default (i) constitutes a failure to make any scheduled principal or interest payment when due after giving effect to any applicable grace period or (ii) accelerates the payment of such debt and such acceleration is not rescinded or annulled, or such debt is not discharged, within 15 days after written notice specifying such default and demanding that we remedy the same by (1) the applicable Trustee or (2) the holders of at least 25% in principal amount of the outstanding debt securities of such series;

•	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property or ordering the winding up or liquidation of our affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•	we shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or make any general assignment for the benefit of creditors; or

•	any other event of default provided with respect to the debt securities of such series pursuant to any supplemental indenture or in the form of such debt securities.

An event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur only upon the occurrence of certain events in bankruptcy, insolvency or reorganization involving us. There will be no “event of default,” and holders of the subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities, in the case of a default in the performance of any covenant or obligation with respect to the subordinated debt securities, including a default in the payment of principal or interest.

Acceleration of Debt Securities upon an Event of Default. The senior indenture provides that if an event of default applicable to any series of senior debt securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice in writing to us and to the Trustee, if given by security holders, may declare the principal of all the senior debt securities of such series and interest accrued thereon to be due and payable immediately. The subordinated indenture provides that acceleration is automatic upon the occurrence of an event of default applicable to the subordinated debt securities.

Waiver of Defaults. The Indentures provide that the holders of a majority in aggregate principal amount of outstanding debt securities of any series with respect to which an event of default has occurred and is continuing may on behalf of the holders of all such debt securities of such series waive any past default or event of default and its consequences, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the applicable Trustee) or a default in respect of a covenant or provision in the Indenture that cannot be modified or amended without the consent of the holder of each debt security affected. In the case of any such waiver, we, the applicable Trustee, and the holders of all such debt securities shall be restored to their former positions and rights under the applicable Indenture, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Collection of Indebtedness. If a default in the payment of principal of, or any interest on, debt securities of any series issued under the Indentures occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of such series immediately upon the demand of the applicable Trustee, such Trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. If any default occurs and is continuing, the applicable Trustee may pursue legal action to enforce the performance of any provision in the Indenture to protect the rights of such Trustee and the holders of the debt securities of such series issued under the Indenture.

Indemnification of Trustee for Actions Taken on Your Behalf. The Indentures contain a provision entitling the Trustees, subject to the duty of the Trustees during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the Indentures before proceeding to exercise any trust or power at the request of such holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees with respect to such series.

Limitation on Actions by You as an Individual Holder. The Indentures provide that no individual holder of debt securities of any series may institute any action against us, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the applicable Trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series must have (1) made a written request upon the applicable Trustee to institute that action and (2) offered the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

•	the Trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding debt securities of such series must not have given directions to the Trustee inconsistent with those of the holders referred to above.

Annual Certification. The Indentures contain a covenant that we will file annually with the Trustees a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on debt securities of any series prior to maturity if we comply with the following provisions.

Discharge of Indenture. If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities of any series as and when the same shall have become due and payable;

•	delivered to the applicable Trustee for cancellation all of the outstanding debt securities of such series theretofore authenticated; or

•	in the case of any series of debt securities where the exact amount (including currency of payment) of principal of and interest due can be determined at the time of making the deposit referred to in clause (B) below, (A) all the debt securities of such series not theretofore delivered to the applicable Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice of redemption (or, in the case of debt securities that do not bear a fixed interest rate, within the remaining term of the then current interest period) and (B) we shall have irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds the entire amount in cash (other than moneys repaid by the applicable Trustee or any paying agent to us), or, in the case of any series of debt securities the payment on which may only be made in dollars, direct obligations of the United States of America, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay (1) the principal and interest on all debt securities of such series on each date that such principal or interest is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the applicable Indenture and the debt securities of such series; and if, in any such case, we also pay or cause to be paid all other sums payable by us under the Indenture with respect to the debt securities of such series, then the Indenture shall cease to be of further effect with respect to the debt securities of such series, except as to certain rights and with respect to the transfer and exchange of the debt securities of such series, rights of the holders to receive payment and certain other rights and the applicable Trustee, on our demand accompanied by an officer’s certificate and opinion of counsel and at our cost and expense, shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture as to such series; provided that the rights of holders of the debt securities to receive amounts in respect of principal of and interest on the securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the debt securities are listed. We will reimburse the applicable Trustee for any costs or expenses thereafter reasonably and properly incurred and compensate the applicable Trustee for any services thereafter reasonably and properly rendered by such Trustee in connection with the applicable Indenture or the debt securities of such series.

Defeasance at Any Time. We may elect (i) to be discharged from all of our obligations (other than as to (1) transfers and exchanges of debt securities and our right of optional redemption, if any, (2) replacement of lost, mutilated, defaced, stolen or destroyed debt securities (3) rights of holders to receive payment of the principal and interest on such debt securities at the dates when due, (4) rights, obligations and duties to the Trustee and (5) rights of holders thereof to the property deposited with the Trustee in furtherance of such defeasance and (6) our obligations with respect to maintaining an office for payment) with respect to the outstanding debt securities of any series, which is referred to as “defeasance” or (ii) to be released from our obligation to comply with the provisions of the Indentures described above under “—Certain Covenants” with respect to the outstanding debt securities of any series (and, if so specified, any other obligation or restrictive covenant added for the benefit of the holders of such series of debt securities) which is referred to as “covenant defeasance,” in either case, if we satisfy each of the following conditions:

•	We irrevocably deposit or cause to be deposited with the applicable Trustee in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (A) cash in an amount, or (B) in the case of any series of debt securities the payments on which may only be made in dollars, U.S. government obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay (1) the principal and interest on all debt securities of such series and (2) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the applicable Indenture and the outstanding debt securities of such series.

•	Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which we are a party or by which we are bound.

•	We deliver to the applicable Trustee an officer’s certificate (only in the case of a covenant defeasance) and an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of a defeasance, but not in the case of covenant defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the applicable Indenture, since that result would not occur under current tax law.

•	We deliver to the applicable Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the defeasance or covenant defeasance have been complied with.

Additionally, in the case of covenant defeasance, we must satisfy the following additional conditions:

•	No event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities shall have occurred and be continuing on the date of such deposit or, insofar as certain subsections of the Indenture pertaining to bankruptcy or insolvency provisions are concerned, at any time during the period ending on the 91st day after the date of such deposit.

•	Such covenant defeasance does not cause the applicable Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended, with respect to any of our securities.

•	Such covenant defeasance does not cause any debt securities then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

Modification and Waiver

Modification Without Consent of Holders. We and the applicable Trustee may, from time to time and at any time, enter into supplemental indentures without the consent of the holders of debt securities of a series to:

•	to convey, transfer, assign, mortgage or pledge to the applicable Trustee as security for the debt securities of one or more series any property or assets;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of such debt securities and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indentures; provided, that in respect of any such addition we may provide for a different grace period after default, may provide for an immediate enforcement, or may limit the remedies available to the applicable Trustee or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

•	cure any ambiguity or correct or supplement any provision contained in the applicable Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the applicable Indenture or in any supplemental indenture, or to make any other provisions as we may deem necessary or desirable, provided that no action shall adversely affect the interests of the holders of the debt securities;

•	establish the forms or terms of debt securities of any series as permitted by specific sections of the applicable Indenture; and

•	evidence and provide for the acceptance of appointment under the applicable Indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

Modification with Consent of Holders. We and the applicable Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of outstanding debt securities of any series, may, from time to time and at any time, enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable Indenture or modifying in any manner the rights of the holders of the debt securities of such series. However, we and the applicable Trustee may not make any of the following changes to any outstanding debt securities without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium (if any) or interest thereon is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due or, if the debt securities provide therefor, any right of repayment at the option of the holder;

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture; or

•	in the case of the subordinated indenture, modify the provisions of the subordinated indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

Subordination

The subordinated indenture provides that the subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior indebtedness in accordance with the terms therein. In the event of any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntarily or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event the holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness, or provision will be made for such payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, our subordinated debt securities. To that end the holders of senior indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, which may be payable or deliverable in respect of the subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of our subordinated debt securities. By reason of such subordination, in the event of liquidation or insolvency of the Company, holders of senior indebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such senior indebtedness by virtue of such subordination until the principal of, and any premium and interest on, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of, or any premium or interest on, our subordinated debt securities may be made (1) in the event and during the continuation of any default by us in the payment of principal, premium, interest or any other amount due on any of our senior indebtedness or (2) if the maturity of any our senior indebtedness has been accelerated because of a default.

Our subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. Our senior debt securities will constitute senior indebtedness under our subordinated indenture.

The term “senior indebtedness” means:

(1)	all of our obligations for borrowed or purchased money;

(2)	all of our obligations arising from off-balance sheet guarantees and direct credit substitutes;

(3)	all of our capital lease obligations;

(4)	all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(5)	all of our obligations, contingent or otherwise, in respect of any letters of credit, banker’s acceptances, security purchase facilities or similar credit transactions;

(6)	all of our obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements;

(7)	all of our obligations of the type referred to in clauses (1) through (6) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

(8)	all of our obligations of the type referred to in clauses (1) through (7) above of other persons secured by any lien on any property or asset, whether or not such obligation is assumed by the Company, in each case, whether outstanding on the date the subordinated indenture became effective, or created, assumed or incurred after that date, except for:

(a)	the subordinated debt securities; and

(b)

any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the subordinated debt securities and the issuance of which (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the

Federal Reserve System or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of the Company’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Book Entry System, Delivery and Form

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. Holders may hold their interests in a global security directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global security on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global security in customers’ securities accounts in the depositaries’ names on the books of DTC. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC, referred to as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the “indirect participants,” that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

We expect that, pursuant to procedures established by DTC upon the deposit of a global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of securities represented by such global security to the accounts of participants. The accounts to be credited shall be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable Indenture and debt securities. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the debt securities represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any debt securities under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, premium or interest on the debt securities represented by a global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the applicable Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium, if any, or any interest amounts on, a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants, subject to any statutory or regulatory requirements as may be in effect from time to time. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in a global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global security from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global security settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for a global security or ceases to be a clearing agency or there is an event of default under the debt securities relating to that global security, DTC will exchange the global security for certificated securities which it will distribute to its participants.

Although we expect that DTC, Euroclear and Clearstream will follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we do not take any responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

Our senior indenture is, and our subordinated indenture and any debt securities issued under either Indenture will be, governed by, and construed in accordance with, the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

Concerning our Relationship with the Trustees

U.S. Bank National Association is the trustee of the Discover Card Execution Note Trust and the Discover Card Master Trust I under Discover Bank’s amended and restated pooling and servicing agreement, and the trustee of The Student Loan Corporation’s three securitization trusts.

We will enter into our subordinated indenture with a trustee as permitted by the terms thereof. At all times, the subordinated trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act of 1939.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description is not complete, and is qualified in its entirety by reference to the full text of our amended and restated certificate of incorporation and bylaws. You should read the full text of our amended and restated certificate of incorporation and bylaws, as well as the provisions of applicable Delaware law.

General

Under our amended and restated certificate of incorporation, we have authority to issue 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. As of June 24, 2015, 442,505,000 shares of our common stock were outstanding and 575,000 shares of our preferred stock, consisting of our Series B Preferred Stock described below, were outstanding.

Offered and Existing Common Stock

General. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of shares of common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by the holders of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.

Dividend Rights. Holders of common stock will share equally on a pro rata basis in any dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to any preferential rights of holders of any outstanding shares of preferred stock and any other class or series of stock having preference over the common stock as to dividends.

Preemptive Rights. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock or other securities of our company. There are no other subscription rights or conversion rights, and there are no sinking fund provisions applicable to our common stock.

Other Rights. Upon voluntary or involuntary liquidation, dissolution or winding up of our company, after payment in full of the amounts required to be paid to creditors and holders of any preferred stock that may be then outstanding, all holders of common stock are entitled to share equally on a pro rata basis in all remaining assets.

Listing. Our shares of common stock are listed on the New York Stock Exchange under the ticker “DFS.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare.

Existing Preferred Stock

On October 16, 2012, Discover Financial Services issued and sold 23,000,000 depositary shares, each representing a 1/40th interest in a share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, with a liquidation preference of $25 per Depositary Share (equivalent to $1,000 per share of Series B Preferred Stock) (the “Existing Preferred Stock”).

Rank. The Existing Preferred Stock ranks senior to our common stock and at least equally with each other series of preferred stock we may issue if provided for in the certificate of designations relating to such preferred stock or otherwise (except for any senior stock that may be issued with the requisite consent of the holders of the Existing Preferred Stock and all other parity stock, if any), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). The shares of the Existing Preferred Stock are fully paid and nonassessable and have no preemptive rights.

Conversion. The Existing Preferred Stock is not convertible into, or exchangeable for, common stock or other securities of ours.

Dividends. Holders of Existing Preferred Stock are entitled to receive, when, as, and if declared by our board of directors, cash dividends payable quarterly at a rate of 6.50% per annum.

Dividends on the Existing Preferred Stock will not be cumulative. If our board of directors does not declare a dividend on the Existing Preferred Stock in respect of a dividend period before the related dividend payment date, then Discover Financial Services will have no obligation to pay any dividend for that dividend period, whether or not our board of directors declares a dividend on the Existing Preferred Stock for any future dividend period.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the Existing Preferred Stock (“parity stock”), if any, unless we have paid or set apart funds for the payment of dividends on the Existing Preferred Stock. When dividends are not paid in full upon the shares of Existing Preferred Stock and parity stock, if any, all dividends declared upon shares of Existing Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Existing Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

Subject to some additional exceptions set forth in the certificate of designations for the Existing Preferred Stock, unless we have paid full accrued dividends on the outstanding shares of the Existing Preferred Stock for the latest dividend payment period, we may not during a dividend period:

•	declare or pay a dividend or distribution on common stock or any preferred stock that ranks junior to the Existing Preferred Stock as to dividend rights and as to rights on liquidation, dissolution or winding up, or

•	redeem, purchase, or otherwise acquire our common stock or any preferred stock that ranks junior to the Existing Preferred Stock as to dividend rights and as to rights on liquidation, dissolution or winding up.

Redemption. The Existing Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Existing Preferred Stock is redeemable, at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after December 1, 2017 or (ii) in whole but not in part, within 90 days of certain changes to regulatory capital requirements.

Liquidation Rights. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Existing Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Existing Preferred Stock. Distributions will be made only to the extent of Discover Financial Services’ assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Existing Preferred Stock.

In any such distribution, if the assets of Discover Financial Services are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Existing Preferred Stock and all holders of parity stock, if any, as to such distribution with the Existing Preferred Stock, the amounts paid to the holders of Existing Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the Existing Preferred Stock will not be entitled to any further participation in any distribution of assets by Discover Financial Services.

Voting Rights. Except as provided below, the holders of the Existing Preferred Stock have no voting rights.

Right to Elect Two Directors Upon Nonpayment

If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Existing Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the board of directors of Discover Financial Services shall be increased by two at its first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting, the holders of shares of Existing Preferred Stock shall have the right, voting separately as a class together with holders of any other equally ranked series of preferred stock that have similar voting rights, if any, to elect such two additional members of the board of directors of Discover Financial Services to hold office for a term of one year. These voting rights will continue for the Exisiting Preferred Stock until dividends on such shares have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least one year following the non-payment. The term of office of all directors elected by the holders of the Existing Preferred Stock will terminate immediately upon the termination of the right of holders of the Existing Preferred Stock to vote for directors.

Other Voting Rights

So long as any shares of Existing Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Existing Preferred Stock, voting separately as a class, shall be required to:

•	authorize or increase the authorized amount of, or issue shares of, any class or series of stock ranking senior to the Existing Preferred Stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•	amend the provisions of the amended and restated certificate of incorporation of Discover Financial Services so as to adversely affect the powers, preferences, privileges or rights of the Existing Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Existing Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Existing Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of Discover Financial Services will not be deemed to adversely affect the powers, preferences, privileges or rights of the Existing Preferred Stock; or

•	consummate a binding share-exchange or reclassification involving the Existing Preferred Stock, or a merger or consolidation of Discover Financial Services with or into another entity unless (i) the shares of the Existing Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Existing Preferred Stock or new preferred securities have terms that are not materially less favorable than the Existing Preferred Stock.

Offered Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement. However, the effects might include, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of our company without further action by our stockholders.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Bylaws, Delaware Law and Federal Banking Law

Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Stockholder Action by Written Consent

Subject to the rights of holders of any series of preferred stock or any other series or class of stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting.

Amendments to our Governing Documents

The amendment of any provision of our amended and restated certificate of incorporation requires approval by our board of directors and a majority vote of stockholders, other than any amendment to the provisions requiring that amendments to our bylaws require the approval of either a majority of our board of directors or holders of at least 80% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors, for which an amendment requires the approval by our board and holders of at least 80% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors. Any amendment to our bylaws requires the approval of either a majority of our board of directors or holders of at least 80% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Stockholder Meetings

Our amended and restated bylaws provide that, subject to the rights of holders of any series of preferred stock or any other series or class of stock as set forth in our amended and restated certificate of incorporation, special meetings of our stockholders may be called only by our secretary at the direction of and pursuant to a resolution of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Delaware Anti-Takeover Law

Our amended and restated certificate of incorporation does not exempt us from the application of Section 203 of the Delaware General Corporation Law, an anti-takeover law.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Federal Banking Law

The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve has been given 60 days’ prior written notice of such proposed acquisition containing the information requested by the Federal Reserve; and

•	within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending the period during which such a disapproval may be issued.

An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. An acquirer is conclusively deemed to have acquired control if it owns, controls, or has the power to vote 25 percent or more of a class of voting securities. In addition, under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies in connection with a proxy solicitation for the purposes of conducting business at a regular or special meeting of the institution, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes. In addition, any “company” would be required to obtain the approval of the Federal Reserve under the Bank

Holding Company Act of 1956, as amended, before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or a lesser number of shares if the acquirer otherwise is deemed to have the power to exert a “controlling influence” over us or is otherwise presumed to have control over us by the Federal Reserve, and may be subject to ongoing regulation and supervision as a bank holding company.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holder, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled to the property, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption), the holders of the depositary receipts will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends (except, with respect to noncumulative shares of preferred stock, dividends for the current dividend period only) of the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender of the depositary receipts to the preferred stock depositary.

Voting of the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from holders of our depositary receipts evidencing such depositary shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of our depositary receipts will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into our common stock or any of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by depositary receipt holders to the preferred stock depositary with written instructions to the preferred stock depositary instructing us to cause conversion of our preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect of such instructions, we will cause the conversion of the preferred stock represented by depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of our common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the existing holders of at least a majority of our depositary shares evidenced by the depositary receipts then outstanding.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of the holders of each class of our depositary shares affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	each related share of preferred stock shall have been converted into our capital stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of our depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any such resignation or removal shall take effect upon the appointment of a preferred stock depositary successor. A preferred stock depositary successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of our depositary receipts any reports and communications from us that are received by the preferred stock depositary with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties under the deposit agreement in good faith and without gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented by the depositary shares unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented by the depositary shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of common stock or shares of preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share of common stock and number of shares of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, securing the holders’ obligations to purchase the shares of common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or a selling securityholder may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. The applicable prospectus supplement will describe the terms of the offering of these securities and the method of distribution of these securities, including the following information, if applicable:

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to apply to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the offered securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates, which may include short sales of the securities by counterparties or option, forward or other types of transactions that require delivery of securities to a counterparty, who may resell or transfer the securities under this prospectus.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any such underwriters and distribution participants may be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Discover Financial Services’ Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.discoverfinancial.com. The information available at our website does not constitute a part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of our SEC filings, or the documents we incorporate by reference herein, at no cost, by writing or telephoning us at:

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

Attention: Investor Relations

Telephone: (224) 405-0900

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. We are not making any offer of these securities in any state or jurisdiction where the offer is not permitted.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K, dated February 9, 2015, March 4, 2015, April 30, 2015, May 28, 2015 and June 4, 2015; and

•	the description of our common stock under the heading “Description of our Capital Stock,” in our Information Statement included with Amendment No. 4 to our Form 10 filed with the SEC on June 1, 2007, including any subsequently filed amendments and reports updating such description.

570,000 Depositary Shares Each Representing a

1/100th Interest in a Share of Fixed Rate Non-Cumulative

Perpetual Preferred Stock, Series C

Prospectus Supplement

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Citigroup	Deutsche Bank Securities	RBC Capital Markets

Co-Managers

Goldman Sachs & Co. LLC	Morgan Stanley	MUFG	Wells Fargo Securities

Mischler Financial Group, Inc.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

October 26, 2017